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                                                            EXHIBIT 99(a)(1)(vi)

   As of November 30, 2000, the number of Shares credited to your account in the 401(k) Plan is shown to the right of your address.

   PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED FORM, OR IF IT IS NOT RECEIVED BY 5:00 P.M. NEW YORK CITY TIME AT P.O. BOX 9142, HINGHAM, MA 02043 ON JANUARY 11, 2001, UNLESS THE OFFER IS EXTENDED, FIDELITY WILL NOT TENDER ANY OF THE SHARES CREDITED TO YOUR ACCOUNT IN THE 401(K) PLAN, IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

   Fidelity makes no recommendation to any 401(k) Plan participant as to whether to tender or not. Your instructions to Fidelity will be kept confidential.

   This Direction Form, if properly signed, completed and received by Fidelity in a timely manner will supersede any previous Direction Form.

                            TRUSTEE DIRECTION FORM
                      GRUBB & ELLIS COMPANY TENDER OFFER
            BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE
        ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS

        -- Please fold and detach card at perforation before mailing --

   In connection with the Offer to Purchase made by Grubb & Ellis Company, dated December 15, 2000, as it may be amended (the "Offer"), I hereby instruct Fidelity Management Trust Company ("Fidelity"), as trustee of the Grubb & Ellis 401(k) Plan (the "401(k) Plan"), to tender the shares of Grubb & Ellis Company (the "Shares") credited to my account under the 401(k) Plan as of December 15, 2000, unless a later deadline is announced, as follows (check only one box and complete):

 Box 1 [_] I direct Fidelity to tender ALL of the Shares credited to my account in the 401(k) Plan, in accordance with the terms of the Offer.
 Box 2 [_] I direct Fidelity to tender        percent (insert a percentage in
           whole numbers less than 100%) of the Shares credited to my account in the 401(k) Plan, in accordance with the terms of the Offer.
 Box 3 [_] I direct Fidelity NOT to tender any of the Shares credited to my account in the 401(k) Plan, in accordance with the terms of the
           Offer.

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                                          Date

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                                          Please print name

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                                          Signature